UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2008

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (d)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 29, 2008, Robert L. Boughner, 55, was elected as a director of Southwest Gas Corporation (the “Company”).  Mr. Boughner’s election increases the number of directors from eleven to twelve.  As a director, he will serve on the Compensation and Nominating and Corporate Governance committees of the Company’s Board of Directors.  His compensation as a member of the Board will be as outlined in the Company’s 2008 Proxy Statement.

Mr. Boughner has been with Boyd Gaming Corporation since 1976 and has served in a variety of senior executive positions, including general manager of various properties, Senior Vice President of Administration, and Chief Operating Officer.  Mr. Boughner is currently President and Chief Executive Officer of Echelon Resorts (a wholly owned subsidiary of Boyd Gaming) and a director of Boyd Gaming Corporation.  He also serves on the Board of Bank of Nevada and is a former director of the Las Vegas Convention and Visitors Authority.

Item 5.03 (a)                         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its July 29, 2008 meeting, the Board of Directors amended the Company’s Bylaws to reflect an increase in the number of Directors from eleven (11) to twelve (12).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: July 31, 2008
/s/ ROY R. CENTRELLA
Roy R. Centrella
Vice President/Controller and
Chief Accounting Officer